UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2025

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 567-7770
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2025, the board of directors (the “Board”) of Gyre Therapeutics, Inc. (the “Company”) appointed Dan Weng, M.D. as a Class II director of the Company. GNI Group Ltd. (TSE: 2160), the Company’s parent company, identified Dr. Weng to the Company’s Nominating and Corporate Governance Committee for consideration for a position on the Board and supports his appointment.

Dr. Weng, age 63, has served as President and Chief Executive Officer of Medelis, Inc., a specialty oncology contract research organization, since April 2018. From October 2013 to June 2017, Dr. Weng was Chairman, President and Chief Executive Officer of EPS International Holding Co., a subsidiary of EPS Holdings, Inc., a global contract research organization. During his tenure at EPS, Dr. Weng oversaw significant growth, organically and through M&A in Asia, and had an active role in corporate strategy and investor relations. Prior to Medelis and EPS, Dr. Weng held executive positions at various international contract research organizations, including as Vice President of ROW, Medpace, Inc., President of ROW, ICON Plc, Senior Director of Far East, PharmaNet Development Group and Chief Representative of China, Quintiles Translational Corp. Dr. Weng has also held research positions at Harvard Medical School, Massachusetts General Hospital and the University of California. Dr. Weng obtained his M.D. from the Tongji Medical University, China, and holds an M.A. in Health Planning, Policy and Management from the University of Leeds. He received his undergraduate degree in human psychology from the Psychology Institute of Sino-Academy of Sciences.

In connection with his appointment to the Board, Dr. Weng will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy as generally described in the Company’s Definitive Proxy Statement filed on April 21, 2025. Dr. Weng is also entering into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 30, 2023.

There are no arrangements or understandings between Dr. Weng and any other person pursuant to which he was appointed as director of the Company; there are no family relationships between Dr. Weng and any director or executive officer of the Company; and Dr. Weng is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing appointment is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated August 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: August 22, 2025	By:	/s/ Ping Zhang
	Name:	Ping Zhang
	Title:	Executive Chairman and Interim Chief Executive Officer